National R.V. Holdings, Inc. Announces Intention to List on the OTC Bulletin
Board

PERRIS, Calif., Oct 16, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- National R.V. Holdings, Inc. (NYSE: NVH) (the "Company"), one of the nation's leading producers of motorized recreational vehicles, today announced its intention to list its Common Stock on the OTC Bulletin Board (OTCBB) (http://www.otcbb.com). The announcement follows NYSE Regulation's notification of the Company that the NYSE intends to remove the Company's listing on NYSE Arca prior to the opening of trading on Wednesday, October 24, 2007.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTC Bulletin Board provides access to more than 3,300 securities and includes more than 230 participating Market Makers.

The Company had been previously notified by NYSE Arca on September 20, 2007 that it had fallen below the NYSE Arca's continued listing standard relating to minimum share price of at least $1.00 over a consecutive 30 trading-day period and market value of publicly held shares of at least $15 million.

"At this point, we are just too small to continue our listing on the NYSE, which is increasing its listing maintenance standards," commented Dave Humphreys, National R.V. Holdings' Chief Executive Officer. "We are confident that our Common Stock will be listed for trading on the OTC Bulletin Board with no interruption in trading. This will have no impact on our business and the OTC Bulletin Board has become the trading venue of many public companies."

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National R.V., Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names SURF SIDE, SEA BREEZE, DOLPHIN, TROPI-CAL, PACIFICA AND TRADEWINDS. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events, including the Company's intention to be listed on the OTC Bulletin Board. . Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


Contact:
Thomas J Martini
800.322.6007
cfo@nrvh.com


www.nrvh.com